EXHIBIT 32
Certificate pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Torvec, Inc. (“Torvec”) on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Y. Gleasman, chief executive officer and interim chief financial officer of Torvec, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Torvec, Inc.

/s/ James Y. Gleasman James Y. Gleasman, Chief Executive Officer,
Interim Chief Financial Officer

November 14, 2008
Issuer Statement
A signed original of this written statement required by Section 906 has been provided to Torvec, Inc. and will be retained by Torvec, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
Nine month periods ended September 30, 2008 and 2007 and the period from September 25, 1996 (inception) through September 30, 2008 has not been audited but was prepared in conformity with generally accepted accounting principles for interim financial information and instructions for Form 10-Q. Accordingly, the condensed consolidated financial statements do not include all information and footnotes required by generally accepted accounting principles for financial statements. Included are ordinary adjustments which in the opinion of management are necessary for a fair presentation of the financial information for the three and nine month periods ended September 30, 2008 and 2007 and since inception. The results are not necessarily indicative of results to be expected for the entire year.